Exhibit 1.01.1

AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) to the Distribution Agreement dated as of April 20, 2007 among Google Inc., (“Google”), Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Bidders (the “Distribution Agreement”) is made and entered into as of July 20, 2007.

W I T N E S S E T H :

WHEREAS, Google desires to amend the Distribution Agreement to appoint J.P. Morgan Securities Inc. to act as Bidder under the Bidding Rules Agreement and the Distribution Agreement on the same terms and conditions as are applicable to Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC (the “Bidders”).

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Distribution Agreement has the meaning assigned to such term in the Distribution Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Distribution Agreement shall, after this Amendment becomes effective, refer to the Distribution Agreement as amended hereby.

SECTION 2. Authorization of Additional Bidder. In accordance with Section 13 of the Distribution Agreement, Google hereby authorizes J.P. Morgan Securities Inc. to act as a Bidder under the Distribution Agreement on the same terms and conditions as are applicable to the other Bidders.

SECTION 3. Notices. Section 9 of the Distribution Agreement is hereby amended by the addition of the following language at the end thereof:

if sent to J.P. Morgan Securities, Inc., will be mailed, delivered or faxed and confirmed to it at:

J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

With a copy to:

JPMorgan Chase Bank, National Association

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

SECTION 4. Addition of Designated Person. Schedule II of the Distribution Agreement is hereby amended by the addition of each person designated by J.P. Morgan Securities Inc. as set forth in Exhibit A hereto.

SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7. Effectiveness. This Amendment shall become effective as to J.P. Morgan Securities Inc. on the date when the following conditions are met (the “Effective Date”):

(a) a copy of the documents delivered by Google on April 20, 2007, May 21, 2007 and May 22, 2007 to Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC pursuant to Section 5 of the Distribution Agreement as a condition precedent to a Bidder’s obligations under the Distribution Agreement, the Bidding Rules Agreement and the Transferable Stock Option Program and reliance letters from each of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Davis Polk & Wardwell and Google’s public accountants, shall be delivered at the Palo Alto, California office of Wilson Sonsini Goodrich & Rosati, not later than 6:00 p.m., California time, on the date hereof;

(b) Google shall have filed with the Commission, pursuant to Rule 424 under the Securities Act, an additional prospectus cover page to be included in the Registration Statement to add J.P. Morgan Securities Inc. as an underwriter; and

(c) Google, the Auction Manager and the Warrant Agent shall have received a counterpart hereof signed by Google and J.P. Morgan Securities Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GOOGLE INC.

By:	/S/ DAVID DRUMMOND
Name:	David Drummond
Title:	Senior Vice President, Corporate Development and Chief Legal Officer

J.P. MORGAN SECURITIES INC.

By:	/S/ DAVID A. SEAMAN
Name:	David A. Seaman
Title:	Managing Director

EXHIBIT A

Designated Persons

Bidder
J.P. Morgan Securities Inc.

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